 =============================================================================


                          AGREEMENT AND PLAN OF MERGER
                                       AND
                                 REORGANIZATION


                                      among


                          FIRST CONSULTING GROUP, INC.,
                             A DELAWARE CORPORATION;


                         FOXTROT ACQUISITION SUB, INC.,
                             A DELAWARE CORPORATION;


                                       and


                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.,
                           A PENNSYLVANIA CORPORATION




                        -------------------------------

                          DATED AS OF SEPTEMBER 9, 1998
                        -------------------------------






 =============================================================================

                               TABLE OF CONTENTS
                                                                       Page

SECTION 1.DESCRIPTION OF TRANSACTION.....................................2

         1.1      Merger of Merger Sub into the Company..................2

         1.2      Effect of the Merger...................................2

         1.3      Closing; Effective Time................................2

         1.4      Certificate of Incorporation and Bylaws;
                       Directors and Officers............................2

         1.5      Conversion of Shares...................................3

         1.6      Stock Options and Warrants.............................4

         1.7      Closing of the Company's Transfer Books................4

         1.8      Exchange of Certificates...............................4

         1.9      Dissenting Shares......................................5

         1.10     Tax Consequences.......................................6

         1.11     Accounting Consequences................................6

         1.12     Further Action.........................................6

SECTION 2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................6

         2.1      Due Organization; Subsidiaries; Etc....................6

         2.2      Articles of Incorporation and Bylaws...................7

         2.3      Capitalization, Etc....................................7

         2.4      SEC Filings; Financial Statements......................9

         2.5      Absence of Changes....................................10

         2.6      Leasehold; Equipment..................................12

         2.7      Title to Assets.......................................12

         2.8      Receivables; Significant Customers....................12

         2.9      Proprietary Assets....................................13

         2.10     Contracts.............................................15

         2.11     Year 2000 Liabilities.................................17

         2.12     Compliance with Legal Requirements....................18

         2.13     Certain Business Practices............................18

         2.14     Governmental Authorizations...........................18

         2.15     Tax Matters...........................................18

                               TABLE OF CONTENTS
                                   (Continued)
                                                                       Page


         2.16     Employee and Labor Matters; Benefit Plans.............19

         2.17     Environmental Matters.................................22

         2.18     Insurance.............................................22

         2.19     Transactions with Affiliates..........................23

         2.20     Legal Proceedings; Orders.............................23

         2.21     Authority; Inapplicability of Anti-takeover Statutes;
                          Binding Nature of Agreement...................23

         2.22     No Existing Discussions...............................24

         2.23     Accounting Matters....................................24

         2.24     Vote Required.........................................24

         2.25     Non-Contravention; Consents...........................24

         2.26     Fairness Opinion......................................25

         2.27     Financial Advisor.....................................25

         2.28     Full Disclosure.......................................25

SECTION 3.REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......26

         3.1      Organization, Standing and Power......................26

         3.2      Capitalization, Etc...................................26

         3.3      SEC Filings; Financial Statements.....................27

         3.4      Disclosure............................................27

         3.5      Absence of Certain Changes or Events..................28

         3.6      Authority; Binding Nature of Agreement................28

         3.7      Non-Contravention; Consents...........................28

         3.8      Vote Required.........................................29

         3.9      Valid Issuance........................................29

         3.10     Accounting Matters....................................29

         3.11     Fairness Opinion......................................29

         3.12     Tax Matters...........................................29

         3.13     Environmental Matters.................................30

         3.14     Significant Customers.................................30

         3.15     Year 2000 Liabilities.................................31

                               TABLE OF CONTENTS
                                   (Continued)
                                                                       Page

SECTION 4.CERTAIN COVENANTS OF THE COMPANY..............................31

         4.1      Access and Investigation..............................31

         4.2      Operation of the Company's Business...................32

         4.3      No Solicitation.......................................35

SECTION 5.ADDITIONAL COVENANTS OF THE PARTIES...........................36

         5.1      Registration Statement; Joint Proxy
                         Statement/Prospectus...........................36

         5.2      Company Shareholders' Meeting.........................37

         5.3      Parent Stockholders' Meeting..........................38

         5.4      Regulatory Approvals..................................39

         5.5      Stock Options.........................................39

         5.6      Form S-8..............................................40

         5.7      Warrants..............................................40

         5.8      Indemnification of Officers and Directors.............40

         5.9      Pooling of Interests; Tax Free Reorganization.........41

         5.10     Additional Agreements.................................41

         5.11     Confidentiality.......................................42

         5.12     Disclosure............................................42

         5.13     Tax Matters...........................................42

         5.14     Resignation of Officers and Directors.................42

         5.15     Nasdaq Listing........................................42

         5.16     FIRPTA Matters........................................43

         5.17     Parent Board of Directors.............................43

         5.18     Access to Information.................................43

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS

                  OF PARENT AND MERGER SUB..............................43

         6.1      Accuracy of Representations...........................43

         6.2      Performance of Covenants..............................43

         6.3      Effectiveness of Registration Statement...............44

                               TABLE OF CONTENTS
                                   (Continued)
                                                                       Page

         6.4      Stockholder Approval..................................44

         6.5      Consents..............................................44

         6.6      Agreements and Documents..............................44

         6.7      No Material Adverse Change............................45

         6.8      FIRPTA Compliance.....................................45

         6.9      Listing...............................................45

         6.10     No Restraints.........................................45

         6.11     No Governmental Litigation............................45

         6.12     No Other Litigation...................................45

SECTION 7.CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.............45

         7.1      Accuracy of Representations...........................46

         7.2      Performance of Covenants..............................46

         7.3      Effectiveness of Registration Statement...............46

         7.4      Stockholder Approval..................................46

         7.5      Documents.............................................46

         7.6      No Material Adverse Change............................47

         7.7      Listing...............................................47

         7.8      No Restraints.........................................47

SECTION 8.TERMINATION...................................................47

         8.1      Termination...........................................47

         8.2      Notice of Termination; Effect of Termination..........48

         8.3      Expenses; Termination Fees............................48

SECTION 9.MISCELLANEOUS PROVISIONS......................................49

         9.1      Amendment.............................................49

         9.2      Waiver................................................49

         9.3      No Survival of Representations and Warranties.........49

         9.4      Entire Agreement; Counterparts........................49

         9.5      Applicable Law; Jurisdiction..........................50

         9.6      Disclosure Schedule...................................50

                               TABLE OF CONTENTS
                                   (Continued)
                                                                       Page

         9.7      Attorneys' Fees.......................................50

         9.8      Assignability.........................................50

         9.9      Notices...............................................50

         9.10     Cooperation...........................................51

         9.11     Construction..........................................51

                               AGREEMENT AND PLAN
                                       OF
                           MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of September 9, 1998, by and among: FIRST CONSULTING GROUP, INC., a Delaware corporation ("Parent"); FOXTROT ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.


                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement and the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), and the Delaware General Corporation Law, as amended (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

         C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the shareholders of the Company adopt and approve this Agreement and approve the Merger.

         D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

         E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the affiliate shareholders of the Company listed on Exhibit B-1 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit C-1; and as a condition and inducement to the Company's willingness to enter into this Agreement, each of the affiliate stockholders of Parent listed on Exhibit B-2 hereto is entering into a Voting Agreement substantially in the form attached hereto as Exhibit C-2.

         F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the Persons identified on Exhibit D-1 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit E-1. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each of the Persons identified on Exhibit D-2 hereto is entering into an Affiliate Agreement substantially in the form attached hereto as Exhibit E-2.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1.                 DESCRIPTION OF TRANSACTION.

         1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the PBCL and the DGCL.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger conforming to the requirements of the PBCL (the "Articles of Merger") shall be filed with the Department of State of the Commonwealth of Pennsylvania and a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the later of (a) the time the Articles of Merger is accepted for filing by the Department of State of the Commonwealth of Pennsylvania, (b) the time the certificate of merger is accepted for filing by the Secretary of State of the State of Delaware and (c) at such later time as may be specified in the Articles of Merger (the "Effective Time").

         1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

                  (a) the Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws substantially in the form attached hereto as Exhibits F-1 and F-2, respectively; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Integrated Systems Consulting Group, Inc.; and

                  (b) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the directors and officers of Merger Sub immediately prior to the Effective Time, until their respective successors are elected and qualified or duly appointed, as the case may be.

         1.5 Conversion of Shares.

                  (a) Subject to Section 1.5(d), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                            (i) any shares of Company Common Stock then held by
the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled;

                           (ii) any shares of Company Common Stock then held by
Parent, Merger Sub or any other subsidiary of Parent shall be canceled;

                            (iii) except as provided in clauses "(i)" and "(ii)"
above and subject to Sections 1.5(b) and (d) and Section 1.9, each share of Company Common Stock then outstanding shall be converted into the right to receive 0.77 of a share of Parent Common Stock; and

                            (iv) each share of the common stock, no par value
per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

                  (b) The fraction of a share of Parent Common Stock into which each outstanding share of Company Common Stock is to be converted pursuant to
Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "Exchange Ratio." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

                  (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                  (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.7), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on Nasdaq on the Effective Date.

     1.6 Stock Options and Warrants. At the Effective Time, all Company Options (as defined in Section 2.3(b)) shall be assumed by Parent in accordance with
Section 5.5, and all Company Warrants (as defined in Section 2.3(c)) shall be assumed by Parent in accordance with Section 5.7.

     1.7 Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.8) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8 Exchange of Certificates.

                  (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

                  (b) As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Company Stock Certificates
(i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.5(d), upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii) together with any cash in lieu of fractional share(s) pursuant to the provisions of Section 1.5(d), and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                  (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this Section
1.8 (at which time such holder shall be entitled to receive all such dividends and distributions, without interest).

                  (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this
Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

     1.9 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares, if any, of Company Common Stock that are issued and outstanding immediately prior to the Effective Time that are held by any shareholder who has not voted such shares in favor of the Merger and who shall have delivered a written notice of intention to demand payment of fair value of such shares in the manner provided in Section 1574 of the PBCL ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)) unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to be paid fair value under the PBCL. If such holder shall have failed to perfect or have effectively withdrawn or lost such right, his shares of Company Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration provided in Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)) without any interest thereon.

     1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.11 Accounting Consequences. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

     1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to Parent and Merger Sub that, except as set forth in the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company (the "Company Disclosure Schedule"):

     2.1 Due Organization; Subsidiaries; Etc.

                  (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations".) None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

                  (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

                  (c) None of the Acquired Corporations is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Acquired Corporations. Each of the Acquired Corporations is in good standing as a foreign corporation in each of the respective jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule.

     2.2 Articles of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of the articles of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. None of the Acquired Corporations is in violation of any of the provisions of its articles of incorporation or bylaws or equivalent governing instruments.

     2.3 Capitalization, Etc.

                  (a) The authorized capital stock of the Company consists of:
(i) twenty-five million (25,000,000) shares of Company Common Stock, $.005 par value per share, of which, as of August 31, 1998, 8,076,404 shares (which amount does not materially differ from the amount issued and outstanding as of the date of this Agreement) have been issued and are outstanding; and (ii) five hundred thousand (500,000) shares of preferred stock, $1.00 par value per share, of which no shares are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are 1,151,109 shares of Company Common Stock held in treasury by the Company and no shares of stock held in treasury by any of the other Acquired Corporations. (i) None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Upon consummation of the Merger, (A) the shares of Parent Common Stock issued in exchange for any shares of Company Common Stock that are subject to a Contract pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire any shares of Company Common Stock will, without any further act of Parent, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract, and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such Contract. None of the Acquired Corporations is under any obligation to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

                  (b) As of August 31, 1998, 957,725 shares (which amount does not materially differ from the amount subject to options outstanding as of the date of this Agreement) of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock. (Stock options granted by the Company pursuant to the Company's stock option plans are referred to in this Agreement as "Company Options.") Part 2.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of August 31, 1998: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options and the form of all stock option agreements evidencing such options. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option.

                  (c) As of the date of this Agreement, six hundred seventy-nine thousand, seven hundred twenty-three (679,723) shares of Company Common Stock are subject to issuance pursuant to outstanding warrants to purchase Company Common Stock ("Company Warrants"). Part 2.3(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) the applicable vesting schedule and the extent to which such Company Warrant is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Warrant expires. The Company has delivered to Parent accurate and complete copies of all agreements, certificates and other documents evidencing all warrants which the Company has ever granted.

                  (d) Except as set forth in Parts 2.3(b), 2.3(c) or 2.3(d) of the Company Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                  (e) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                  (f) All of the outstanding shares of capital stock of each of the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     2.4          SEC Filings; Financial Statements.

                  (a) The Company has delivered to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC and will deliver to Parent accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Time (collectively, the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Company SEC Documents filed with the SEC complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) as of the date of such filing and any Company SEC Documents filed after the date hereof will so comply; and (ii) none of the Company SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be state therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements (including any related notes) contained in the Company SEC Documents filed with the SEC (the "Company Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and other information required for complete financial statements), and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited consolidated balance sheet of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is sometimes referred to herein as the "Company Balance Sheet" and the unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1998 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is sometimes referred to herein as the "Company Unaudited Interim Balance Sheet." All financial statements (including any related notes) contained in Company SEC Documents filed after the date hereof shall meet the conditions set forth in
(i), (ii) and (iii) of this Section 2.4(b).

     2.5 Absence of Changes. Since the date of the Company Unaudited Interim Balance Sheet:

                  (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

                  (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) none of the Acquired Corporations has sold, issued, granted or authorized the issuance or grant of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options or Company Warrants), (ii) any option, call, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b)(i) of the Company Disclosure Schedule), or
(iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or (iii) any restricted stock purchase agreement;

                  (f) except as provided in Part 2.5(f) of the Company Disclosure Schedule, there has been no amendment to the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (g) except as provided in Part 2.5(g) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) received any Acquisition Proposal, or (ii) solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Acquisition Proposal;

                  (h) none of the Acquired Corporations has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                  (i) none of the Acquired Corporations has made any capital expenditures which exceed $800,000 in the aggregate;

                  (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

                  (k) none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person,
(ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

                  (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to any single matter, or in excess of $50,000 in the aggregate;

                  (m) except as set forth on Part 2.5 (m) of the Company Disclosure Schedule, none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

                  (n) except as set forth in Part 2.5(n) of the Company Disclosure Schedule and except for intercompany indebtedness among the Acquired Corporations and relocation and travel advances referred to in Section 2.8(b), none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

                  (o) except as provided in Part 2.5(o) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.16(a)), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect;

                  (q) none of the Acquired Corporations has made any material election with respect to Taxes;

                  (r) except as set forth in Part 2.5(r) of the Company Disclosure Schedule, none of the Acquired Corporations has commenced or settled any Legal Proceeding;

                  (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; and

                  (t) except as set forth in Part 2.5(t) of the Company Disclosure Schedule, none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.


     2.6 Leasehold; Equipment. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.6 of the Company Disclosure Schedule. All such real property is being leased pursuant to lease agreements that are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would result in a Material Adverse Effect on the Acquired Corporations. Part 2.6 of the Company Disclosure Schedule accurately identifies all material items of equipment leased by the Acquired Corporations. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted.

     2.7 Title to Assets. The Acquired Corporations own, and have good, valid and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in their business, including: (i) all assets reflected on the Company Unaudited Interim Balance Sheet; and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned or leased by the Acquired Corporations. Except as set forth in
Part 2.7 of the Company Disclosure Schedule, all of said assets are owned or leased by the Acquired Corporations free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations.

     2.8          Receivables; Significant Customers.

                  (a) Part 2.8 of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable of the Acquired Corporations as of the date of the Company Unaudited Interim Balance Sheet. All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Company Unaudited Interim Balance Sheet and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off and are not subject to any dispute or threat of nonpayment (net of the allowance for doubtful accounts set forth on the Company Unaudited Interim Balance Sheet and an additional amount not to exceed $250,000 in the aggregate) and (iii) represent revenues that have been recognized in accordance with GAAP.

                  (b) Part 2.8(b) of the Company Disclosure Schedule contains an accurate and complete list as of August 31, 1998 of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contract of such Acquired Corporation, other than routine travel or relocation advances made to employees in the ordinary course of business, which loan and advances do not materially differ from the loans and advances as of the date of this Agreement.

                  (c) Part 2.8(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all Significant Customers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers of the Company that have effected the most purchases, in dollar terms, and accounted for the most revenues, in dollar terms, during the four (4) fiscal quarter period ended June 30, 1998. None of the Company's Significant Customers has canceled, returned or substantially reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel, return or substantially reduce, any purchases from, orders to or services provided by the Company. The Company has not received any material customer complaints concerning its products and/or services.

     2.9          Proprietary Assets.

                  (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. The Company owns no Proprietary Assets other than the Company Proprietary Assets set forth in Part 2.9(a)(i) of the Company Disclosure Schedule. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. To the best of the knowledge of the Company, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, to the best of the knowledge of the Company, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. The Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

                  (b) The Company has taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets.

                  (c) To the best of the knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in Part 2.9(c) of the Company Disclosure Schedule, to the best of the knowledge of the Company, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d) (i) Each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim. To the best of the knowledge of the Company, the Company has established adequate reserves on the Company Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

                  (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Company Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

                  (f) All employees set forth in Part 2.9(f) of the Company Disclosure Schedule have executed and delivered an agreement to the Company (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Employment Agreement or Employee Agreement previously delivered to Parent by the Company. Substantially all other current and substantially all former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of confidential information and invention assignment agreement previously delivered to Parent. Substantially all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of consultant confidential information and invention assignment agreement previously delivered to Parent.

                  (g) Except as set forth in Part 2.9(g) of the Company Disclosure Schedule, to the best of the knowledge of the Company, each of the Acquired Corporations has taken adequate steps to ensure that all software (and related Proprietary Assets) used in its operations are Year 2000 Compliant (as defined below). For purposes of this Agreement, "Year 2000 Compliant" shall mean that software that can individually, and in combination and in conjunction with all other systems, products or processes with which they are required or designed to interface, continue to be used normally and to operate successfully (both in functionality and performance in all material respects) over the transition into the twenty first century when used in accordance with the documentation relating to all software (and related Acquired Corporation Proprietary Assets) that is sold, licensed or transferred by any Acquired Corporation to any Person, including being able to, before, on and after January 1, 2000 substantially conform to the following: (i) use logic pertaining to dates which allow users to identify and/or use the century portion of any date fields without special processing; and (ii) respond to all date elements and date input so as to resolve any ambiguity as to century in a disclosed, defined and pre-determined manner and provide date information in ways which are unambiguous as to century, either by permitting or requiring the century to be specified or where the data element is represented without a century, the correct century is unambiguous for all manipulations involving that element.

     2.10         Contracts.

                  (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                            (i) (A) any Contract or outstanding offer relating
to the employment of, or the performance of services by, any employee, (B) any Contract pursuant to which any of the Acquired Corporations is required to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) to any current or former employee or director of any of the Acquired Corporations and (C) any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which may be increased, or the vesting of benefits of which may be accelerated;

                            (ii) any Contract (A) relating to the acquisition,
transfer, development, sharing, license (to or by any of the Acquired Corporations), use or other exploitation of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public); or (B) with respect to the distribution or marketing of any products of the Acquired Corporations;

                            (iii) any Contract which provides for
indemnification of any officer, director, employee or agent of any of the Acquired Corporations;

                            (iv) any Contract imposing any restriction on the
right or ability of any Acquired Corporation (A) to compete in any market or geographic area with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                            (v) any Contract (A) relating to the acquisition,
issuance, voting, registration, sale or transfer of any securities (other than the issuance of Company Common Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement), (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                            (vi) any Contract requiring that the Company give
any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

                            (vii) any Contract that (A) contemplates or involves
payment or delivery of cash or other consideration in an amount or having a value in excess of $7,500 per month and (B) has a term of more than 90 days and that may not be terminated by such Acquired Corporation within 90 days after the delivery of a termination notice by such Acquired Corporation;

                            (viii) any Contract that contemplates or involves
payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate;

                            (ix) except as set forth in Part 2.10(a)(ix) of the
Company Disclosure Schedule, any Contract or Plan (including, without limitation, any stock option plan, stock appreciation plan or stock purchase plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                            (x) any joint marketing or development Contract
currently in force under which an Acquired Corporation has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 30 days or less, or any material Contract pursuant to which an Acquired Corporation has continuing material obligations to jointly develop any Proprietary Asset that will not be owned, in whole or in part, by an Acquired Corporation and which may not be canceled without penalty upon notice of 90 days or less;

                            (xi) any Contract currently in force to disclose or
deliver to any Person, or permit the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Acquired Corporation Proprietary Asset that is material to the Acquired Corporations taken as a whole;

                            (xii) any Contract (not otherwise identified in
clauses "(i)" through "(xi)" of this sentence) that is or would be material to any of the Acquired Corporations, to the business, condition, capitalization or operations of any of the Acquired Corporations or to any of the transactions contemplated by this Agreement; and

                            (xiii) any other Contract, if a breach of such
Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

                  (b) Each Material Contract is valid and in full force and effect, and is enforceable by an Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the best of the knowledge of the Company, no Person has violated or breached, or committed any default under, any Material Contract.

                  (c) (i) None of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract that will have a Material Adverse Effect on the Acquired Corporations; (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract,
(D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract that will have a Material Adverse Effect on the Acquired Corporations; (iii) none of the Acquired Corporations or any of their Representatives has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract that will have a Material Adverse Effect on the Acquired Corporation; and (iv) each of the Acquired Corporations has obtained all necessary export licenses related to the export of its products.

                  (d) Except as set forth in Part 2.10(d) of the Company Disclosure Schedule, there is no Acquired Corporation Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body).

                  (e) No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to any Acquired Corporation under any Material Contract or any other material term or provision of any Material Contract, except for Acquired Corporation Contracts, which are being renegotiated or provide for renegotiation pursuant to their terms in the ordinary course of the Company's business.

     2.11 Year 2000 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, including, without limitation, any liabilities relating to costs associated with insuring that all software (and related Acquired Corporation Proprietary Assets) that is sold, licensed or transferred by any Acquired Corporation to any Person, computer systems, any software utilized by the Acquired Corporations or other components of the Acquired Corporations' information technology infrastructure are Year 2000 Compliant (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Unaudited Interim Balance Sheet; and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the date of the Company Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices.

     2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since June 3, 1996 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations. Since June 3, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 Certain Business Practices. None of the Acquired Corporations nor any director, officer, agent or employee of any of the Acquired Corporations has, on behalf of any of the Acquired Corporations, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.14 Governmental Authorizations. The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since June 3, 1996 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since June 3, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.15 Tax Matters.

                  (a) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

                  (c) Except as set forth in Part 2.15(c) of the Company Disclosure Schedule, since the Acquired Corporation Return for the taxable period ended December 31, 1994, no Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

                  (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.16         Employee and Labor Matters; Benefit Plans.

                  (a) Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations.

                  (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of any of the Acquired Corporations (a "Pension Plan"). None of the Plans identified in Part 2.16(a) of the Company Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

                  (c) Except as set forth in Part 2.16(a) or Part 2.16(c) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of any employees or former employees of any of the Acquired Corporations (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in Part 2.16(a) of the Company Disclosure Schedule is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

                  (d) With respect to each Plan, the Company has delivered to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                  (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                  (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any employee of any of the Acquired Corporations.

                  (g) Except as set forth in Part 2.16(g) of the Company Disclosure Schedule, no Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of any of the Acquired Corporations after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of any of the Acquired Corporations (or the employees' beneficiaries)).

                  (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.
Part 2.16(h) of the Company Disclosure Schedule describes all obligations of the Acquired Corporations as of the date of this Agreement under any of the provisions of COBRA.

                  (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

                  (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

                  (k) Except as set forth in Part 2.16(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (l) Part 2.16(l) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their base salaries, their targeted annual bonus amounts, their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.

                  (m) Part 2.16(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

                  (n) Each Plan complies in all material respects with all applicable Legal Requirements. Each of the Acquired Corporations is in compliance in all material respects with all Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (o) Except as set forth in Part 2.16(o) of the Company Disclosure Schedule, each of the Acquired Corporations has good labor relations, and none of the Acquired Corporations has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

     2.17 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. To the best of the knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. (For purposes of this Section 2.17 and Section 3.13: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.18 Insurance. The Company has delivered to Parent a copy of each insurance policy and each self insurance program relating to the business, assets or operations of any of the Acquired Corporations. Each such insurance policy is in full force and effect. Since June 3, 1996, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of any of the Acquired Corporations; and, to the best of the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

     2.19 Transactions with Affiliates. Except as set forth in the Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company as of the date of this Agreement.

     2.20 Legal Proceedings; Orders.

                  (a) Except as set forth in Part 2.20(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding (including, to the best knowledge of the Company, any investigation), and no Person has overtly threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations, including, without limitation, any Acquired Company Proprietary Asset; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, cause or provide a basis for a director, officer or other Representative of any of the Acquired Corporations to seek indemnification from, or commence a Legal Proceeding against or involving, any of the Acquired Corporations.

                  (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     2.21 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the absolute and unrestricted right, corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) unanimously approved the execution, delivery and performance of this Agreement by the Company and has unanimously approved the Merger, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (as defined in Section 5.2), and (d) approved, and the stockholders of the Company have adopted, an amendment to the Company's Articles of Incorporation having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement except as set forth in
Part 2.21 of the Company Disclosure Schedule. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 No Existing Discussions. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.23 Accounting Matters. To the best of the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests."

     2.24 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholder Meeting (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.25 Non-Contravention; Consents. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

                  (d) except as set forth in Part 2.25(d) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract; or

                  (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as may be required by the Exchange Act, the PBCL, the DGCL and the rules of the National Association of Securities Dealers, Inc. ("NASD") (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus, as defined in Section 2.28(b)), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.26 Fairness Opinion. The Company's Board of Directors has received the written opinion of Robert W. Baird & Co. Incorporated, financial advisor to the Company, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the shareholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

     2.27 Financial Advisor. Except for Robert W. Baird & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has communicated to Parent the fee formula pursuant to which fees, commissions and other amounts will be paid by the Company to Robert W. Baird & Co. Incorporated if the Merger is consummated. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements relating to the engagement of Robert W. Baird & Co. Incorporated.

     2.28 Full Disclosure.

                  (a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.6(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                  (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be filed with the SEC as part of the S-4 Registration Statement (the "Joint Proxy Statement/Prospectus"), will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of the Company, at the time of the Company Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

         Parent and Merger Sub, jointly and severally, represent and warrant to the Company that, except as set forth in the disclosure schedule delivered to the Company on the date of this Agreement and signed by an executive officer of Parent (the "Parent Disclosure Schedule"):

     3.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub.

     3.2 Capitalization, Etc. The authorized capital stock of Parent consists of: (i) fifty million (50,000,000) shares of Parent Common Stock, $.001 par value per share, of which, as of August 31, 1998, 15,925,602 shares (which amount does not materially differ from the amount issued and outstanding as of the date of this Agreement) were issued and outstanding; and (ii) ten million (10,000,000) shares of preferred stock, $.001 par value per share, of which no shares are outstanding as of the date of this Agreement. As of the date of this Agreement, there are no outstanding subscriptions, options, calls, warrants or rights to acquire shares of Parent Common Stock other than pursuant to stock issuance or stock option plans or other arrangements disclosed in the Parent SEC Documents. The authorized capital stock of Merger Sub consists of one hundred
(100) shares of Common Stock ("Merger Sub Common Stock"), $.001 par value per share, all of which have been issued and are outstanding as of the date of this Agreement and are held by Parent. As of the date of this Agreement, there are no shares of Parent Common Stock held in treasury by Parent. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right.

     3.3          SEC Filings; Financial Statements.

                  (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between November 26, 1997 and the date of this Agreement and will deliver to the Company accurate and complete copies of all such registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed after the date of this Agreement and prior to the Effective Date (the "Parent SEC Documents"), which are all of the forms, reports and documents required to be filed by Parent with the SEC since November 26, 1997. As of the time it was filed with the SEC (or, if amended or superseded by a later filing, then on the date of such filing): (i) each of the Parent SEC Documents filed with the SEC was timely filed and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) as of the date of such filing and any Parent SEC Documents filed after the date hereof and prior to the Effective Time will so comply; and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and other information required to complete financial statements); and
(iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. All adjustments (consisting of recurring accruals) considered necessary for a fair presentation of the financial statements have been included. The audited consolidated balance sheet of Parent and its subsidiaries for the year ended December 31, 1997 included in the Company's final Prospectus dated February 13, 1998 is sometimes referred to herein as the "Parent Balance Sheet" and the unaudited consolidated balance sheet of Parent and its subsidiaries as of June 30, 1998 included in Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is sometimes referred to herein as the "Parent Unaudited Interim Balance Sheet." All financial statements (including any related notes) contained in Company SEC Documents filed after the date hereof shall meet the conditions set forth in (i), (ii) and (iii) of this Section 3.3(b).

     3.4          Disclosure.

                  (a) This Agreement (including the Parent Disclosure Schedule) does not, and the certificate referred to in Section 7.5(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                  (b) None of the information to be supplied by or on behalf of Parent for inclusion in the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of Parent, at the time of the Parent Shareholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     3.5 Absence of Certain Changes or Events. Except as set forth in Part 3.5 of the Parent Disclosure Schedule between the date of the Parent Unaudited Interim Balance Sheet and the date of this Agreement: (i) there has not been any event that has had a Material Adverse Effect on Parent; (ii) Parent has not declared, accrued, set aside or paid any dividend; and (iii) Parent has not incurred any liabilities other than in the ordinary course of business and consistent with past practices.

     3.6 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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

     3.7 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, or (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the PBCL, the DGCL and the rules of the NASD (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement, or the consummation of the Merger.

     3.8 Vote Required. The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger is the vote of a majority of votes cast in person or by proxy as prescribed by rules of the NASD (the "Required Parent Stockholder Vote").

     3.9 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

     3.10 Accounting Matters. To the best of the knowledge of Parent, Parent has not taken and has not agreed, and does not plan, to take any action that would prevent Parent from accounting for the Merger as a "pooling of interests."

     3.11 Fairness Opinion. Parent's Board of Directors has received the written opinion of Hambrecht & Quist LLC, financial advisor to Parent, dated as of the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view. Parent has furnished an accurate and complete copy of said written opinion to the Company.

     3.12 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of the Parent and its Subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (b) The Parent financial statements in the Parent SEC Documents fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

                  (c) Since the Parent Return for the taxable period ended December 31, 1992, no Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent or any of its Subsidiaries.

                  (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Parent, has been threatened against or with respect to Parent or any of its Subsidiaries in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or any of its Subsidiaries with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent or any of its Subsidiaries and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of Parent or any of its Subsidiaries except liens for current Taxes not yet due and payable. Neither Parent nor any of its Subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Neither Parent nor any of its Subsidiaries has been, and neither Parent nor any of its Subsidiaries will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Parent or any of its Subsidiaries that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Neither Parent nor any of its Subsidiaries is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     3.13 Environmental Matters. Except as set forth in Part 3.13 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of Parent and its Subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither Parent nor any of its Subsidiaries has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of Parent or its Subsidiaries is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by Parent or any of its Subsidiaries with any Environmental Law in the future. To the knowledge of the Parent, no current or prior owner of any property leased or controlled by Parent or any of its Subsidiaries has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent or any of its Subsidiaries is not in compliance with any Environmental Law. To the knowledge of Parent, all property that is leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature.

     3.14 Significant Customers. Part 3.14 of the Parent Disclosure Schedule sets forth a complete and accurate list of all Parent's Significant Customers. For purposes of this Agreement, "Parent's Significant Customers" are the twenty
(20) customers of the Parent that have effected the most purchases, in dollar terms, and accounted for the most revenues, in dollar terms, during the fiscal year ended December 31, 1997. None of the Parent's Significant Customers has canceled, returned or substantially reduced or, to the knowledge of the Parent, is currently attempting or threatening to cancel, return or substantially reduce, any purchases from, orders to or services provided by the Parent. Parent has not received any material customer complaints concerning its products and/or services.

     3.15 Year 2000 Liabilities. Neither Parent nor any of its Subsidiaries has any accrued, contingent or other liabilities of any nature, either matured or unmatured, including, without limitation, any liabilities relating to costs associated with insuring that all software (and related Parent Proprietary Assets) that is sold, licensed or transferred by Parent or any of its Subsidiaries to any Person, computer systems, any software utilized by the Parent or other components of the Parent's information technology infrastructure are Year 2000 Compliant (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Unaudited Interim Balance Sheet as of June 30, 1998 included in the Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and
(b) normal and recurring liabilities that have been incurred by Parent since the date of the Parent Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices.

Section 4. CERTAIN COVENANTS OF THE COMPANY.

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                  (a) any written materials or communications sent by or on behalf of the Company to its shareholders;

                  (b) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract (other than any communication that relates solely to commercial transactions between the Company and the other party to any such Material Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

                  (c) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

                  (d) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

     4.2 Operation of the Company's Business.

                  (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and
(B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Company Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.18; (iv) the Company shall provide all notices, assurances and support required by any Acquired Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs which could result in, or could increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any source code materials or other Proprietary Asset, or (B) a release from any escrow of any source code materials or other Proprietary Asset which have been deposited or are required to be deposited in escrow under the terms of such Acquired Corporation Contract; and (v) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

                  (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                            (i) declare, accrue, set aside or pay any dividend
or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                            (ii) sell, issue, grant or authorize the issuance or
grant of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (A) issue Company Common Stock upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement and (B) in the ordinary course of business and consistent with past practices, grant options exercisable into not more than two hundred fifty (250) shares of Company Common Stock per newly-hired employee);

                            (iii) amend or waive any of its rights under, or
accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                            (iv) amend or permit the adoption of any amendment
to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (v) form any subsidiary or acquire any equity
interest or other interest in any other Entity;

                            (vi) make any capital expenditure (except that the
Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $50,000 with respect to any single capital expenditure or $100,000 in the aggregate);

                            (vii) enter into or become bound by, or permit any
of the assets owned or used by it to become bound by, any Material Contract (other than Contracts identified pursuant to Section 2.10(a)(viii) hereunder), or amend or prematurely terminate, or waive or exercise any material right or remedy (including any right to repurchase shares of Company Common Stock) under, any Material Contract (other than Contracts identified pursuant to Section 2.10(a)(viii) hereunder);

                            (viii) acquire, lease or license any right or other
asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                            (ix) incur any indebtedness for borrowed money
(other than (i) in connection with the financing of ordinary trade payables;
(ii) pursuant to existing credit facilities; (iii) in connection with leasing activities in the ordinary course of business; or (iv) for tax planning purposes in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money, or issue or sell any debt securities or warrants or right to acquire debt securities of any of the Acquired Corporations or guarantee any debt securities of others.

                            (x) except in the ordinary course of business and
consistent with past practices, establish, adopt or amend any employee benefit plan, pay any bonus except in accordance with the terms of existing Plans or pursuant to commitments made prior to the date of this Agreement, or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                            (xi) grant any severance or termination pay to any
officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

                            (xii) hire any new employee having an annual salary
in excess of $100,000 or as an officer of the Company or engage any consultant or independent contractor for a period exceeding sixty (60) days;

                            (xiii) change the status, title or responsibilities,
including without limitation, termination or promotion, of any officer of the Company or promote any employee to an officer position in the Company;

                            (xiv) transfer or license to any Person or otherwise
extend the term of any agreement with respect to, amend or modify in any material respect any rights (including without limitation distribution rights) to the Proprietary Assets of the Acquired Corporations, or enter into assignments of future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

                            (xv) sell, lease, license, encumber or otherwise
dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except in the ordinary course of business consistent with past practice or lend funds to any third party (other than intracompany loans and travel advances in the ordinary course of business);

                            (xvi) change any of its methods of accounting or
accounting practices in any respect;

                            (xvii) make any election with respect to Taxes;

                            (xviii) commence or settle any Legal Proceeding;

                            (xix) enter into any material transaction or take
any other material action outside the ordinary course of business or inconsistent with past practices;

                            (xx) enter into any agreement requiring the consent
or approval of any third party with respect to the Merger; or

                            (xxi) agree or commit to take any of the actions
described in clauses "(i)" through "(xx)" of this Section 4.2(b).

                  (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any event, condition, fact or circumstance hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule; (iv) any material breach of any covenant or obligation of the Company; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any representations, warranties, covenants or obligations of the Company contained in this Agreement.

                  (d) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(c) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.3          No Solicitation.

                  (a) From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 8, the Company shall not directly or indirectly, and shall not authorize or permit any subsidiary of the Company or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the Required Company Shareholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) the Board of Directors of the Company concludes in good faith, based upon the advice of its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company. In addition to the foregoing, the Company shall
(i) provide Parent with at least twenty-four (24) hours prior notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) not recommend a Superior Offer to its shareholders for a period of not less than the greater of two (2) business days or forty-eight (48) hours after Parent's receipt of a copy of such Superior Offer (pursuant to Section 4.3(b) below).

                  (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

                  (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES.

     5.1 Registration Statement; Joint Proxy Statement/Prospectus.

                  (a) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC the S-4 Registration Statement, together with the Joint Proxy Statement/Prospectus and any other documents required by the Securities Act, the Exchange Act or any other Federal, foreign or Blue Sky or related laws in connection with the Merger and the transactions contemplated by this Agreement ("Other Filings"). Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 Registration Statement, the Joint Proxy Statement/Prospectus or any Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4 Registration Statement, the Joint Proxy Statement/Prospectus, any Other Filings or the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement/Prospectus) and any Other Filings to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders and the Company will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's shareholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section
5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company and the stockholders of Parent.

                  (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the shareholders entitled to notice of and to vote at the Company Shareholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

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

     5.2          Company Shareholders' Meeting.

                  (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock (the "Company Shareholders' Meeting") to consider, act upon and vote upon the adoption of this Agreement and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable and in any event within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Company's shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Shareholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Shareholders' Meeting. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

                  (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

                  (c) Nothing in Section 5.2(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3, and (iii) the Board of Directors of the Company concludes in good faith, based upon the advice of its outside counsel, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law. Nothing contained in this Section 5.2 shall limit the Company's obligation to hold and convene the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

     5.3          Parent Stockholders' Meeting.

                  (a) Parent shall take all action necessary to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock to consider and vote upon the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within forty-five (45) days after the S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the issuance of Parent Common Stock in the Merger or, if as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent's Stockholders' Meeting.

                  (b) (i) The board of directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Parent has unanimously recommended that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; and (iii) neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the board of directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger. For purposes of this Agreement, said recommendation of Parent's board of directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

     5.4 Regulatory Approvals. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.5          Stock Options.

                  (a) Subject to Section 5.5(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the requirements of Section 424(a) of the Code (as in effect as of the date of this Agreement) and the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

                  (b) Notwithstanding anything to the contrary contained in this
Section 5.5, in lieu of assuming outstanding Company Options in accordance with
Section 5.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing equivalent replacement stock options in substitution therefor that are substantially the same.

                  (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5.

     5.6 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as reasonably practical (and in any event within sixty (60) days) after the Effective Time.

     5.7 Warrants. At the Effective Time, all rights with respect to Company Common Stock under Company Warrants that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Warrant in accordance with the terms (as in effect as of the date hereof) of such Company Warrants. From and after the Effective Time, (a) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (c) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (d) any restriction on the exercise of any Company Warrant shall continue in full force and effect and the term, exercisability, schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that such Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section 5.7 and to ensure that, from and after the Effective Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided herein.

     5.8 Indemnification of Officers and Directors.

                  (a) All rights to indemnification existing in favor of the current directors and officers of the Company for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Company and said officers and directors (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by Parent and the Surviving Corporation for a period of not less than six (6) years from the Effective Time.

                  (b) From the Effective Time until the third anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the lesser of (i) the existing amount of coverage of the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the " Existing Policy") and (ii) the amount of coverage purchased by 150% of the amount of the last annual premium paid by the Company prior to the date of this Agreement for the Existing Policy; provided, however, that the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage.

     5.9 Pooling of Interests; Tax Free Reorganization. Each of the Company and Parent agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 promulgated under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests" and (c) not to take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code. The Company agrees to provide KPMG Peat Marwick LLP and Grant Thornton LLP such letters as may be reasonably requested by either of them with respect to the letters referred to in Sections 6.6(b) and 6.6(c).

     5.10 Additional Agreements.

                  (a) Subject to Section 5.10(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.10(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or cause any of its subsidiaries to dispose of any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product, or to commit to cause any of the Acquired Corporations to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

     5.11 Confidentiality. The parties acknowledge that the Company and Parent have previously executed a Mutual Non-Disclosure Agreement, dated as of June 16, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     5.12 Disclosure. Parent and the Company have agreed to the text of a joint press release announcing the signing of this Agreement and shall consult with each other before issuing any other press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

     5.13 Tax Matters.

                  (a) At or prior to the filing of the S-4 Registration Statement, Parent and Merger Sub and the Company shall execute and deliver to Cooley Godward LLP and to Saul, Ewing, Remick & Saul LLP tax representation letters in the forms attached as Exhibit G-1 and G-2, as applicable;

                  (b) Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Saul, Ewing, Remick & Saul LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to Section 5.13(a);

                  (c) Parent, Merger Sub and the Company shall use all reasonable efforts to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code; and

                  (d) Following delivery of the tax representation letters pursuant to Section 5.13(a), each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Saul, Ewing, Remick & Saul LLP, respectively, to deliver promptly to it a legal opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters delivered pursuant to Section 5.13(a).

     5.14 Resignation of Officers and Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each officer and director of the Company.

     5.15 Nasdaq Listing. Parent shall use all reasonable efforts to have the shares of Parent Common Stock issuable to the shareholders of the Company pursuant to the Agreement and such other shares required to be reserved for issuance in connection with the Merger authorized for listing on Nasdaq upon official notice of issuance.

     5.16 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.17 Parent Board of Directors. As soon as practicable after the Effective Time, Parent shall use reasonable efforts to nominate and appoint (i) Warren V. Musser, or such other nominee designated by the Company, to Class I of its Board of Directors to serve until the annual meeting of stockholders to be held in 1999 and (ii) David S. Lipson, or such other nominee designated by the Company, to Class II of its Board of Directors to serve until the annual meeting of stockholders to be held in 2000.

     5.18 Access to Information. During the Pre-Closing Period, Parent shall, and shall cause its Representatives, to: (a) provide the Company and its Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its Subsidiaries; and (b) provide the Company and its Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its Subsidiaries, and with such additional financial, operating and other data and information regarding Parent and its Subsidiaries, as the Company may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, Parent shall promptly provide the Company with copies of any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement.

Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

     6.1 Accuracy of Representations. The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that any representations and warranties qualified by "Material Adverse Effect" or other materiality qualifications are accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

     6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Effectiveness of Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     6.4 Stockholder Approval. This Agreement and the Merger shall have been duly approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote. Fewer than 10% of the outstanding shares of Company Common Stock shall be Dissenting Shares.

     6.5 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.25 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.6 Agreements and Documents. Parent and Merger Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) the statement referred to in Section 5.16(b), executed by the Company;

                  (b) a letter from KPMG Peat Marwick LLP, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent and Grant Thornton LLP, to the effect that, after reasonable investigation, KPMG Peat Marwick LLP is not aware of any fact concerning the Company or any of the Company's shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                  (c) a letter from Grant Thornton LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that, after reasonable investigation, Grant Thornton LLP is not aware of any fact concerning Parent or any of Parent's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                  (d) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.13);

                  (e) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5, 6.7 and 6.8 have been duly satisfied; and

                  (f) the written resignations of all officers and directors of the Company, effective as of the Effective Time.

     6.7 No Material Adverse Change. There shall have been no material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations since the date of this Agreement.

     6.8 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.16.

     6.9 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

     6.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.11 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     6.12 No Other Litigation. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Acquired Corporations or on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent, (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

Section 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.

         The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, and upon consummation of the Closing, all conditions herein shall be deemed satisfied and any liability for failure to satisfy any condition herein shall be precluded:

     7.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that any representations and warranties qualified by "Material Adverse Effect" or other materiality qualifications are accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Effectiveness of Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     7.4 Stockholder Approval. This Agreement and the Merger shall have been duly approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

     7.5 Documents. The Company shall have received the following documents:

                  (a) a Registration Rights Agreement in the form of Exhibit H, executed by Parent and each person identified on Exhibit I.

                  (b) a legal opinion of Saul, Ewing, Remick & Saul LLP, dated as of the Closing Date and addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Saul, Ewing, Remick & Saul LLP may rely upon tax representation letters including those referred to in
Section 5.13);

                  (c) a letter from KPMG Peat Marwick LLP, dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to Parent and Grant Thornton LLP, to the effect that, after reasonable investigation, KPMG Peat Marwick LLP is not aware of any fact concerning the Company or any of the Company's shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                  (d) a letter from Grant Thornton LLP, dated as of a date no earlier than three (3) days prior to the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that, after reasonable investigation, Grant Thornton LLP is not aware of any fact concerning Parent or any of Parent's stockholders or affiliates that would preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC; and

                  (e) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2,
7.3 and 7.6 have been duly satisfied.

     7.6 No Material Adverse Change. There shall have been no material adverse change in Parent's business, condition, assets, liabilities, operations or financial performance since the date of this Agreement.

     7.7 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to notice of issuance.

     7.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

Section 8.                 TERMINATION.

     8.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the
Company:

                  (a) by mutual written consent of the Boards of Directors of the Parent and the Company;

                  (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

                  (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by either Parent or the Company if (i) the Company Shareholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the Company Required Shareholder Vote (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company where the failure to obtain Company shareholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement);

                  (e) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Company Required Shareholder Vote) if a Triggering Event shall have occurred;

                  (f) by either Parent or Company if (i) the Parent Stockholders' Meeting shall have been held (either on the date for which such Meeting was originally scheduled or pursuant to any permissible adjournment or postponement) and (ii) issuance of the Parent Common Stock in the Merger shall not have been approved at such meeting by the Parent Required Stockholder Vote;

                  (g) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach; or

                  (h) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach.

     8.2 Notice of Termination; Effect of Termination. Any termination under
Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2,
Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement and (iii) no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.3          Expenses; Termination Fees.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of the S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto.

                  (b) If this Agreement is terminated by Parent pursuant to
Section 8.1(e), then the Company shall pay to Parent (at the time specified in Section 8.3(c)), a nonrefundable fee equal to five million dollars ($5,000,000) (the "Termination Fee") in cash within three (3) days of such termination.

                  (c) If this Agreement is terminated by Company or Parent pursuant to Section 8.1(d) and an Acquisition Transaction is consummated or a proposed Acquisition Transaction is publicly announced at anytime prior to the first anniversary of the date of this Agreement, Company shall pay to Parent the Termination Fee contemporaneously with the earlier of the consummation of such Acquisition Transaction or such announcement regarding a proposed Acquisition Agreement.

Section 9.                 MISCELLANEOUS PROVISIONS.

     9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement and the Merger by the shareholders of the Company; and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); provided, however, that
(i) after any such approval of this Agreement and the Merger by the Company's shareholders, no amendment shall be made which by law or NASD regulation requires further approval of the shareholders of the Company without the further approval of such shareholders, and (ii) after any such approval of the issuance of Parent Company Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2          Waiver.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     9.5 Applicable Law; Jurisdiction. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Agreement or otherwise,
(a) each of the parties irrevocably and unconditionally consent in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the law, no party shall object to the removal of such action to any federal court located in the State of California; (c) each of the parties irrevocably waivers the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

     9.6 Disclosure Schedule. Each of the Company Disclosure Schedule and the Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 2 and 3, respectively, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 or 3, respectively, and shall not be deemed to relate to or to qualify any other representation or warranty unless such relationship or qualification is reasonably apparent.

     9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as set forth in Section 5.8 with respect to the current directors and officers of the Company, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         if to Parent:            First Consulting Group, Inc.
                                  111 W. Ocean Boulevard, 4th Floor
                                  Long Beach, CA 90802
                                  Facsimile:  (562) 432-1932

          if to Merger Sub:       Foxtrot Acquisition Sub, Inc.
                                  111 W. Ocean Boulevard, 4th Floor
                                  Long Beach, CA 90802
                                  Facsimile:  (562) 432-1932

          if to the Company:      Integrated Systems Consulting Group, Inc.
                                  575 East Swedesford Road
                                  Wayne, PA 19087
                                  Facsimile:  (610) 989-7100

     9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.11 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         IN WITNESS WHEREOF, the parties have caused this AGREEMENT AND PLAN OF MERGER AND REORGANIZATION to be executed as of the date first above written.

                                       FIRST CONSULTING GROUP, INC.


                                       By:
                                           ------------------------------------

                                       Printed Name:
                                           ------------------------------------

                                       Title:
                                           ------------------------------------


                                       FOXTROT ACQUISITION SUB, INC.


                                       By:
                                           ------------------------------------

                                       Printed Name:
                                           ------------------------------------

                                       Title:
                                           ------------------------------------


                                       INTEGRATED SYSTEMS CONSULTING GROUP, INC.


                                       By:
                                           ------------------------------------

                                       Printed Name:
                                           ------------------------------------

                                       Title:
                                           ------------------------------------

Exhibit A.............Certain Definitions

Exhibit B-1...........Company Shareholders who have executed Voting Agreements

Exhibit B-2...........Parent Stockholders who have executed a Voting Agreement

Exhibit C-1...........Form of Voting Agreement for Company Shareholders

Exhibit C-2...........Form of Voting Agreement for Parent Stockholders

Exhibit D-1...........Individuals executing Company Affiliate
                      Agreement in Form of Exhibit E-1

Exhibit D-2...........Individuals executing Parent Affiliate Agreement in
                      Form of Exhibit E-2

Exhibit E-1...........Form of Affiliate Agreement for Company Affiliates

Exhibit E-2...........Form of Affiliate Agreement for Parent Affiliates

Exhibit F-1...........Form of Surviving Corporation Articles of Incorporation

Exhibit F-2...........Form of Surviving Corporation Bylaws

Exhibit G-1...........Form of Tax Representation Letter to be delivered by
                      Parent and Merger Sub

Exhibit G-2...........Form of Tax Representation Letter to be delivered by
                      Company

Exhibit H.............Form of Registration Rights Agreement

Exhibit I.............Individuals to execute Registration Rights Agreement in
                      Form of Exhibit H

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         Acquisition Proposal. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of related transactions involving:

                  (e) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than fifty percent (50%) of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of the Company;

                  (f) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of the Company; or

                  (g) any liquidation or dissolution of the Company.

         Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         Company Common Stock. "Company Common Stock" shall mean the Common Stock, $.005 par value per share, of the Company.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Material Adverse Effect. An event, violation, inaccuracy, circumstances or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent and its subsidiaries taken as a whole.

         Nasdaq.  "Nasdaq" shall mean the Nasdaq National Market.

         Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $.001 par value per share, of Parent.

         Person. "Person" shall mean any individual, Entity or Governmental
Body.

         Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program (in source and executable form), algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset in any jurisdiction in the world; or (b) right to use or exploit any of the foregoing in any jurisdiction in the world.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body.

         Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of the outstanding shares of Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to the Company's shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely to be obtained by such third party on a timely basis.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Triggering Event. A "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the board of directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after the Parent request in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent of similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Shareholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal; or (ix) the Company breaches or is deemed to have breached any of its obligations under Section 4.3 of the Agreement.

                                   EXHIBIT B-1

            COMPANY SHAREHOLDERS WHO HAVE EXECUTED VOTING AGREEMENTS

1.       David S. Lipson
2.       Technology Leaders II
3.       Safeguard Scientifics, Inc.
4.       Warrant and Stock Trust

                                   EXHIBIT B-2

             PARENT STOCKHOLDERS WHO HAVE EXECUTED VOTING AGREEMENTS

1.       James A. Reep
2.       Thomas A. Reep
3.       Brent A. Hanson

                                   EXHIBIT C-1

FORM OF VOTING AGREEMENT FOR COMPANY SHAREHOLDERS

                                   EXHIBIT C-2

                FORM OF VOTING AGREEMENT FOR PARENT STOCKHOLDERS

                                   EXHIBIT D-1

    INDIVIDUALS EXECUTING COMPANY AFFILIATE AGREEMENT IN FORM OF EXHIBIT E-1

1.       David S. Lipson
2.       Technology Leaders II
3.       Safeguard Scientifics, Inc.
4.       Warrant and Stock Trust
5.       Melissa S. Clancey
6.       David F. Elderkin
7.       David D. Gathman
8.       Edward P. Kaiserian
9.       Jay M. Rose
10.      Victor E. Stambaugh
11.      Frank Baldino, Jr., Ph.D.
12.      Melvyn E. Bergstein
13.      Donald R. Caldwell
14.      Mark J. DeNino
15.      David S. Fehr
16.      James L. Mann
17.      Donna J. Pedrick
18.      Michael D. Stern
19.      Edward S.J. Tomeszko, Ph.D.

                                   EXHIBIT D-2

     INDIVIDUALS EXECUTING PARENT AFFILIATE AGREEMENT IN FORM OF EXHIBIT E-2

20.      James A. Reep
21.      Brent A. Hanson
22.      Thomas A. Reep
23.      Frank I. Mueller
24.      Roy A. Ziegler
25.      Steven Heck
26.      Richard N. Kramer
27.      Luther J. Nussbaum
28.      Stanley R. Nelson
29.      Steven Lazarus
30.      Stephen E. Olson
31.      Jack O. Vance
32.      Scott S. Parker
33.      Donald M. Tompkins
34.      Michael R. Gorsage
35.      Erica L. Drazen
36.      Roy W. Walters
37.      Paula K. Cowen
38.      Associate 401(k) and Stock Ownership Plan
         (Union Bank of California, Trustee)

                                   EXHIBIT E-1

               FORM OF AFFILIATE AGREEMENT FOR COMPANY AFFILIATES

                                   EXHIBIT E-2

                FORM OF AFFILIATE AGREEMENT FOR PARENT AFFILIATES

                                   EXHIBIT F-1

             FORM OF SURVIVING CORPORATION ARTICLES OF INCORPORATION

                                   EXHIBIT F-2

                      FORM OF SURVIVING CORPORATION BYLAWS

                                   EXHIBIT G-1

   FORM OF TAX REPRESENTATION LETTER TO BE DELIVERED BY PARENT AND MERGER SUB

                                   EXHIBIT G-2

          FORM OF TAX REPRESENTATION LETTER TO BE DELIVERED BY COMPANY

                                    EXHIBIT H

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT I

    INDIVIDUALS TO EXECUTE REGISTRATION RIGHTS AGREEMENT IN FORM OF EXHIBIT H

1.       David S. Lipson
2.       Technology Leaders II
3.       Safeguard Scientifics, Inc.
4.       Warrant and Stock Trust